Exhibit 107

Calculation of Filing Fee Tables

Form S-1

(Form Type)

Reliance Global Group, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to be Paid	Equity	Common stock, par value $0.086 per share ("Common Stock")	Other(2)	4,568,455	$1.17	$5,345,092.35	0.00015310	$818.34
	Total Offering Amount					$5,345,092.35		$818.34
	Total Fees Previously Paid							—
	Total Fee Offsets							818.34
	Net Fee Due							$—

(1)	Represents an aggregate of 4,568,455 shares of Common Stock, which includes 4,568,455 shares of Common Stock that may be issued upon the exercise of warrants, held by the selling securityholders named in the prospectus that forms a part of this registration statement (this “Registration Statement”). Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers (i) such additional number of shares of Common Stock issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and calculated based upon the average of the high and low prices of the Common Stock on The Nasdaq Stock Market LLC on June 16, 2025, which date is within five business days prior to the filing of this Registration Statement.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number		Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Reliance Global Group, Inc.	S-1	333-284218	(1)	January 10, 2025		$818.34	Equity	Common Stock, par value $0.0001 per share	87,719,300	$110,575,000
Fee Offset Sources	Reliance Global Group, Inc.	S-1	333-284218	(1)		May 6, 2025	-					$13,396.25

(1)	The registrant withdrew the registration statement on Form S-1 (No. 333-284218) by filing a Form RW on June 16, 2025. The withdrawn registration statement on Form S-1 (No. 333-284218) was not declared effective and no securities were sold thereunder.